CERTIFICATE OF AMENDMENT

                           GENERAL GENETICS CORORATION
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a  corporation  organized  and  existing  under  and by  virtue  of the  General
Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That a meeting of the Board of Directors of

                          GENERAL GENETICS CORPORATION
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resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered " IV " so that, as amended, said Article shall be and read ------ as follows:

     "The  total  number of shares of stock  which the  corporation  is
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      authorized to issue is
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      Five Hundred Million  (500,000,000) shares all with a par value of
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      one mil (.001).
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SECOND:  That  thereafter,  pursuant to resolution of its Board of Directors,  a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said          GENERAL GENETICS CORPORATION
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has  caused  this  certificate  to  be signed  by  its authorized officer   this
      14th        day of       June      , 1996.
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                              BY:       /s/  Hans Morkner
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                                  Authorized Officer
     STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/17/1996
   960175736 - 938627